PROMISSORY NOTE

$800,000.00                                                 July 10, 1997


     FOR VALUE RECEIVED, the undersigned, Carlyle Golf, Inc., a Colorado corporation (referred to herein as "Maker"), hereby promises to pay to the order of the Kenneth R. LaBounty and Amy K. LaBounty Revocable Trust, its successors and assigns ("Payee") at Route 1, Box 164B, Two Harbors, Minnesota 55616 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Eight Hundred Thousand and No Hundredths ($800,000.00), with interest on the unpaid principal balance from July 10, 1997, until paid, at the rate of twelve and one-half percent (12.50%) per annum. Unless earlier paid, the entire principal amount outstanding, together with accrued interest thereon, shall be due and payable on September 9, 1997.

     Maker shall have the right to prepay the principal amount and any accrued interest in part or in full, without penalty, of this Promissory Note at any time or times. Payments received for application to this Promissory Note shall be applied first to the payment of accrued interest and the balance applied in reduction of the principal amount hereof. Any partial prepayment shall not postpone the due date of any subsequent payments or change the amount of such payments.

     In the event of non-payment of any payment required by this Promissory Note, and the continuation of such failure to pay for a period of ten (10) days after the giving of written notice (by certified or registered mail or by hand delivery) of such failure by Payee to Maker, this Promissory Note shall be considered to be in default and the entire unpaid principal sum hereof shall, at the option of the holder hereof, by notice to Maker, become immediately due and payable in full. On
January 9, 1998, if this Promissory Note has not been paid, the interest rate shall then increase to fourteen and one-half percent (14.50%) per annum notwithstanding any of the provisions hereof.

     In the event the interest provisions hereof or any exactions provided for herein shall result, because of the reduction of principal, or for any reason at any time during the life of this loan, in an effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to reduction of the outstanding principal balance upon receipt of such moneys by the Payee hereof, with the same force and effect as though the payment had specifically designated such extra sums to be so applied to principal.

     In the event of default and the placement of this Promissory Note in the hands of an attorney for collection, Maker agrees to pay all collection costs and expenses, including reasonable attorneys' fees.

     This Promissory Note is delivered as a part of a business transaction and not in connection with a consumer purchase.

     This Promissory Note is expressly subordinated to the Credit Agreement dated July 7, 1995, and all amendments thereto, Revolving Note, UCC-1 and all other documents of even date executed in connection therewith (the "Security Instruments"), between the Maker and Norwest Business Credit, Inc. ("Norwest"), and other borrowings as hereafter entered into by Maker. Payment of this Promissory Note is secured by a security interest in Maker's accounts, accounts receivable, proceeds, equipment, machinery, contract rights, inventory and products, which collateral is expressly subordinated to the security interests granted by Maker to Norwest as evidenced by the Security Instruments.

     Maker agrees to make reasonable efforts to try to cause this Promissory Note to be IN PARI PASSU, or of equal priority in terms of right to payment, with that certain Promissory Note dated January 24, 1997 payable by Maker to Star Point Enterprises, Inc. in the amount of $1,243,000.00, provided, however, that such right to equal priority of payment, if obtaained, shall have no effect on amounts recovered by foreclosure or other realization of value from the collateral pledged as security for this Note or from the Deed of Trust securing the note payable to Star Point Enterprises, and provided further that such right, if obtained, shall in no way be deemed to impair, merge or otherwise affect the validity or enforceability of the Deed of Trust or the Security Agreement of even date herewith in favor of Payee.

     The Maker and all endorsers, guarantors and all persons liable or to become liable on this Promissory Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Promissory Note, and agree that at any time and from time to time without notice, the terms of the payment herein may be modified, changed or exchanged by agreement between the holder hereof and Maker or any successor in title to Maker without in any wise effecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

     Any notice to Maker provided for in this Promissory Note shall be in writing and shall be given and be effective upon (1) personal delivery to Maker, or (2) receipt of such notice by certified mail, return receipt requested, addressed to Maker at the Maker's address stated below, or to such other address as Maker may designate by notice to Payee. Any notice to Payee shall be in writing and shall be given and be effective upon (1) personal delivery to Payee, or (2) by mailing such notice by certified mail, return receipt requested, to the Payee at the address stated in the first paragraph of this Promissory Note, or to such other address as Payee may designate by notice to Maker.

     The validity and construction of this Promissory Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Colorado. Maker and all endorsers, guarantors and other persons liable or to become liable hereunder agree that in the event of default, this Promissory Note may be enforced in any court of competent jurisdiction in the State of Colorado, and all such persons do hereby submit to the jurisdiction of such court regardless of their residence or where this Promissory Note or any endorsement or guarantee hereof may be executed.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note effective as of the date first hereinabove set forth.


                              CARLYLE GOLF, INC.



                              By:/s/ Jerome M. Hause
                                 Jerome M. Hause, President
                              10550 East 54th Avenue, Unit E
                              Denver, Colorado 80239